Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces a Letter of Intent to Joint Venture the Lookout Mountain Gold Project

Coeur d’Alene, Idaho – May 9, 2019 –Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has entered into a non-binding Letter of Intent to form a joint venture (the “Agreement”) with PM&Gold Mines, Inc. (“PM&G”) for the advanced exploration, and if determined feasible, the advancement of its Lookout Mountain Gold project, located on the southern end of the Battle Mountain-Eureka Trend near Eureka, Nevada.  PM&G is a private firm incorporated in Nevada with an interest to explore and advance gold projects to production. The parties will work diligently to execute a binding definitive joint venture agreement (the “Definitive Agreement”) following completion of business and technical due diligence.

The Agreement calls for the Company’s partner PM&G to fund exploration and advancement activities in two stages for earned equity in the project.  Timberline will contribute the claims that constitute the Lookout Mountain project and adjacent historic Oswego Mine area (the “Project”) to the joint venture company in exchange for its ownership position.  Timberline will manage the joint venture at least through Stage I of investment.  PM&G shall retain the right to manage all Stage II activities with or without Timberline’s participation.

The Agreement also provides for PM&G the ability to invest in a private placement in Timberline at an at-market price to acquire up to 4.99% of Timberline’s common shares.  The placement will include the right of PM&G to maintain its position in Timberline by pro-rata participation in future financings.

Steven Osterberg, Timberline’s President and CEO, stated, “We are very pleased to form this joint venture to advance Lookout Mountain.  With the gold equity market in a prolonged down cycle, this joint venture will allow us to aggressively advance the Project with a well-funded partner.  We anticipate finalizing a definitive Joint Venture Operating Agreement within the near future to take full advantage of the 2019 field season.”

Stage I – Earn 51%:  PM&G will earn 51% of the Project in consideration of incurring exploration expenditures of US$6 million dollars to be directed towards advance of the oxide and high-grade refractory mineralization over a two year period.  The primary focus of the expenditure will seek to identify any near term production potential (oxide/high-grade mineralization). This exploration will also test expansion of both high-grade and oxide mineralization outside the defined mineralization.  The plan and effort is to be developed and agreed upon in a joint Technical Committee to be appointed by the Company and PM&G.

Stage II – Earn 70%:  PM&G will earn a 70% interest in the Project when a bankable feasibility study is completed.  PM&G would fund tasks at its sole expense to support the feasibility study including initiating permitting, metallurgical studies, trade-off studies, and other technical work deemed reasonable and appropriate, along with annual holding fees if Stage I has been completed.  Work towards the feasibility study will be completed within 3 years of completing Stage I or as mutually agreed upon by both companies.   To ensure the Project continues to advance, the Technical Committee will prepare an annual budget to implement prudent and appropriate activities.

Timberline Option to Participate 51- 49%: - When the $6 million expenditure is reached (Stage I), Timberline has the option to participate in subsequent expenditures at the 49% level. Should Timberline determine to participate, all future costs incurred to bring the Project to production will be split on a pro-rata basis.

If Timberline should choose not to participate, the Company will be further diluted and PM&G will earn 70% ownership by completing the above activities defined as Stage II.

Timberline Option to Participate 70 - 30%:  At the end of Stage II Timberline may elect to participate in subsequent expenditures at the 30% level or may elect one of the following options:

oReduce its interest to a 10% net profit interest (“NPI”) or a 2% net smelter royalty (“NSR”), or

oSell its remaining interest in the Project to PM&G at a price agreed between the parties following completion and evaluation of Stage I and Stage II exploration, per terms of the Mutual Right of First Refusal (“ROFR”) defined below.

If PM&G determines not to advance beyond the 51% following completion of Stage I, it may elect one of the following options:

•Participate at the 51 percent level or be diluted to a 30 percent interest by TLRS completing the Stage II activities as defined above or

•Reduce its interest to a 10% NPI or a 2% NSR payable in gold, or

•Sell its remaining interest in the Project to Timberline at a price agreed between the parties following completion and evaluation of Stage I exploration, per terms of the Mutual ROFR defined below.

Mutual Right of First Refusal (ROFR) – The Agreement will include a mutual ROFR wherein either JV partner may acquire the other partner’s interest at fair market value or as mutually agreed.  Both partners will have a right to exercise the ROFR should either receive a 3rd party offer.

The Lookout Mountain project is located within Timberline’s 23 square-mile Eureka property which is strategically located within the greater Eureka Mining District. The Eureka property is comprised of three extensive gold bearing structural trends.  The Lookout Mountain project covers the western-most trend, which along with the southern part of the central Oswego trend will be included in the joint venture assets.  The northern part of Oswego, and the eastern-most Windfall trend are not part of the joint venture. Please see a detailed description and maps at http://timberlineresources.co/projects/ for additional details.

Completion of the Definitive Agreement will be subject to certain conditions, including receipt of all necessary regulatory approvals.

A full updated technical report on the Lookout Mountain project can be seen at http://timberlineresources.co/wp-content/uploads/2015/07/LookoutMt_-43-101_2013.pdf.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

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Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the pricing or other terms of the Company’s proposed joint venture with PM&G, advancement of Elder Creek, Paiute, and Eureka projects, exploration potential, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to the Company, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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